                      EMPLOYMENT AGREEMENT

          THIS AGREEMENT (the "Agreement") is made as of this 15th day of July 1997, by and between Allscrips Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Illinois, with its principal place of business at 2401 Commerce Drive, Libertyville, Illinois 60048 ("Company") and DAVID B. MULLEN ("Executive").

                             RECITALS

          WHEREAS, the Company desires to employ Executive as its President and Chief Financial Officer;

          WHEREAS, Executive desires to be employed by Company in the aforesaid capacities;

          NOW, THEREFORE, in consideration of the foregoing premises, of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                  AGREEMENT

I.   Employment

     The Company hereby agrees to employ Executive, and Executive hereby accepts employment as President and Chief Financial Officer of the Company, pursuant to the terms of this Agreement. Executive shall report only to the Company's Chief Executive Officer. Executive shall have the duties and responsibilities of President and Chief Financial Officer, and such other duties and responsibilities not inconsistent with the performance of his duties as President and Chief Financial Officer as are reasonably assigned by the Chief Executive Officer from time to time.

     During the term of this Agreement, Executive shall carry out his responsibilities hereunder to the best of his ability on a full-time basis, provided however Executive shall be entitled to devote time to outside boards of directors, personal investments, and professional activities, such as Young Presidents Organization, to the extent such activities do not unduly interfere with his duties hereunder.

II.  Effective Date and Term

     The initial term of Executive's employment by the Company under this Agreement shall commence as of August 1, 1997 and shall continue until December 31, 2000. On December 31, 2000, and on each December 31, thereafter, this Agreement shall automatically renew for a one (1) year term unless the Company or Executive elects not to renew this Agreement in a written notice to the other party given at least thirty (30) days preceding such December 31. The Executive's employment period hereunder

     ("Employment Period") shall begin on August 1, 1997 and end on the December 31 on which its term expires by reason of an election not to renew by the Company or the Executive ("Expiration Date") except that if Executive's employment is terminated pursuant to Section IV hereof the Employment Period shall terminate on the Effective Termination Date (as defined in Section IV).

III. Compensation and Benefits

     In consideration for the services Executive shall render under this Agreement, the Company shall provide or cause to be provided to Executive the following compensation and benefits:

     A.   Base Salary

          During the Employment Period, the Company shall pay or cause to be paid to Executive an annual base salary at a rate of $225,000 for each twelve month period ending July 31 ("Base Salary"), subject to all appropriate federal and state withholding taxes and payable in accordance with the Company's normal payroll procedures. Such sum shall be reviewed prior to each July 31 during the Employment Period by the Company's Board of Directors ("Board") or its Compensation Committee for the purposes of determining appropriate merit increases based on Executive's performance. The results of such review shall be reported to Executive prior to each such July 31.

     B.   Benefits

          During the Employment Period and as otherwise provided hereunder, the Company shall provide or cause to be provided to Executive the following:

          1. Twenty (20) business days per year of paid vacation, such vacation time not to be cumulative (i.e., vacation time not taken in one year shall not be carried forward and used in any subsequent year).

          2. Health and/or dental insurance, including immediate coverage for Executive and his eligible dependents as provided by the Company in accordance with its group health insurance plan coverage applicable to senior executive employees; and

          3. To the extent that they do not duplicate benefits and perquisites provided in this Agreement, such other benefits and perquisites as are provided in accordance with the Company's plans, practices, policies and programs for senior executive employees of the Company.

     C.   Performance Bonus

          Executive shall be entitled to a cash bonus ("Performance Bonus") (i) of $50,000 for the five-month period ending December 31, 1997, (ii) an annual bonus for each whole calendar year falling within the Employment Period, and (iii) to the extent provided in Section IV, for the portion of the last calendar year falling within the Employment Period if the Employment Period terminates on the Effective Termination Date. The Performance Bonus for periods beginning on and after January 1, 1998 shall be contingent upon the attainment of such Company objectives and shall be in such amounts as are determined annually by the Board or its Compensation Committee prior to January 1, 1998 and prior to each January 1 thereafter falling within the Employment Period. The Performance Bonus, if any, shall be payable on or before March 31 of the year immediately succeeding the calendar year for which such Performance Bonus was earned, provided, however, that if the applicable Company objectives are based on the Company's annual audited financial statements and if on such March 31 such financial statements have not yet been issued, the Performance Bonus, if any, shall be payable promptly upon the issuance of such financial statements.

     D.   Stock Options

          The Company shall, effective August 1, 1997, grant Executive stock options to purchase an aggregate number of the Company's Common Shares .01 per value, as equals 2.5% of the fully-diluted common equity of the Company, subject to mutually agreed adjustments in respect of "out-of-the-money" convertible securities of the Company. Such options shall be divided into four series: Series A, Series B, Series C and Series D. Each series shall consist of one-quarter of the total options. All of the options in Series A and 60% of the options in Series B, Series C and Series D shall be substantially in the form attached as Exhibit A-1. Forty per cent of the options in Series B, Series C and Series D shall substantially be in the form of Exhibit A-2.

     E.   Expenses

          The Company shall reimburse Executive for proper and necessary expenses incurred by him in the performance of his duties under this Agreement from time to time upon Executive's submission to the Company of invoices for such expenses in reasonable detail.

IV.  Termination Prior to Expiration Date and Consequences Thereof

     This Section IV sets forth the circumstances in which the Employment Period shall terminate on a date ("Effective Termination Date") prior to the Expiration Date (as defined in Section II hereof).

     A. Death or Disability. The Employment Period shall terminate upon the Executive's date of death or the date the Executive is given written notice that he has been determined to be disabled by the Company. For purposes of this Agreement, the Executive shall be deemed to be "disabled" if the Executive, as a result of illness or incapacity, (1) shall be unable to perform substantially his required duties for a period of three (3) consecutive months or for any aggregate period of three (3) months in any six (6) month period. In the event of a dispute as to whether Executive is disabled, the Employer may refer Executive to a licensed practicing physician of the Company's choice, and Executive agrees to submit to such tests and examination as such physician shall deem appropriate.

     B. Termination by Company For Cause. The Employment Period shall terminate on the date the Company provides the Executive with written notice that he is being terminated for cause.

          For the purposes of this Agreement, the term "Cause" shall mean:

               (i) the willful or grossly negligent failure by Executive to perform his duties and obligations hereunder in any material respect, other than any such failure resulting from his disability;

               (ii) Executive's conviction of a felony involving moral turpitude; or

               (iii) Executive's violation of the law in connection with his employment which is materially injurious to the Company, monetarily or otherwise.

          Notwithstanding the foregoing, Cause shall not exist under clause (i) above until notice of such failure has been given to Executive by the Company and one week has lapsed following such notice without Executive curing such failure; provided, however, that such notice and lapse of time shall not be required with respect to any event or circumstance which is the same or substantially the same as an event or circumstance with respect to which notice and opportunity to cure has been given within the previous six months.

     C. Termination by Company Without Cause. The Employment Period shall terminate on the date the Company provides the Executive with written notice that the Company is exercising its rights under this section IV(C) to terminate the Employment Period without Cause. If the Company elects not to renew this Agreement for any renewal period pursuant to Section II hereof, such election shall not constitute a termination of the Employment Period without Cause.

     D. Termination by Executive for Good Reason. The Employment Period shall terminate thirty days following the date the Executive provides the Company with written notice that the Executive is exercising his right under this Section IV (D) to terminate the Employment Period for good reason. For purpose of this Agreement "good reason" shall mean:

          (i) an intentional, willful and material failure of the Company to meet its obligations in any material respect under this Agreement which remains uncured after the Executive has provided written notice of such failure and one week has elapsed following such notice without the Company curing such failure; provided, however, that such notice and lapse of time shall not be required with respect to any event or circumstance which is the same or substantially the same as an event or circumstance with respect to which notice and an opportunity to cure has been given within the previous six months;

          (ii) a substantial adverse alteration in the nature or status of the Executive's responsibilities with the Company; or

          (iii) a request of the Executive to relocate his residence greater than 100 miles from his then current residence without his consent; and an exercise by him of his right under this Section IV(D) within sixty (60) days after such request;

     E. Termination by Executive Without Good Reason. The Employment Period shall end thirty (30) days following the date the Executive provides the Company with written notice that Executive is exercising his right under this Section IV(E) to terminate the Employment Period without good reason. If the Executive elects not to renew this Agreement for any renewal period pursuant to Section II hereof, such election shall not constitute a termination of the Employment Period without good reason.

     F.   Consequence of Termination Under This Section IV.

          The table at the end of this Section IV (F) sets out the consequences of a termination of the Employment Period on the Effective Termination Date, i.e., a date other than the Expiration Date as defined in
          Section II. Such consequences are as follows:

          (i) Termination Without Cause or for Good Reason. If the Company exercises its right to terminate the Employment Period without Cause or if Executive exercises his right to terminate the Employment Period for good reason, the Company shall be obligated to pay Executive (a) any salary that was accrued but not yet paid as of the Effective Termination Date; (b) as severance pay, an amount, payable in twelve equal monthly installments commencing on the Effective Termination Date, equal to Executive's annual Base Salary in effect immediately prior to the Effective Termination Date (such amount to be payable regardless of whether (x) Executive obtains other employment and is compensated therefor, (y) the Effective Termination Date is less than twelve months prior to the Expiration Date or (z) Executive dies prior to the first anniversary of the Effective Termination Date, but only for so long as Executive is not in violation of Section V hereof); (c) the unpaid Performance Bonus, if any, with respect to the calendar year preceding the Effective Termination Date (such Performance Bonus, if any, to be determined in the manner it would have been determined and payable at the time it would have been payable under Section III C had there been no termination of the Employment Period); and (d) any Performance Bonus for the calendar year in which the Effective Termination Date occurs that would have been payable under Section III.C. had there been no termination of the Employment Period (such Performance Bonus, if any, to be determined in the manner it would have been determined and payable at the time it would have been payable under Section III.C. had there been no termination of the Employment Period).

          (ii) Termination With Cause or Without Good Reason. If the Company exercises its right to terminate the Employment Period with Cause or if Executive exercises his right to terminate the Employment Period without good reason, the Company shall be obligated to pay Executive (a) any salary that was accrued but not yet paid as of the Effective Termination Date; and (b) the unpaid Performance Bonus, if any, with respect to the calendar year preceding the Effective Termination Date (such Performance Bonus, if any, to be determined in the manner it would have been determined and payable at the time it would have been payable under Section III C had there been no termination of the Employment Period).

          (iii) Termination Upon Death or Disability. If the Employment Period is terminated because of the death or disability of Executive, the Company shall be obligated to pay Executive or, if applicable, Executive's estate (a) any salary that was accrued but not yet paid as of the Effective Termination Date; (b) the unpaid Performance Bonus, if any, with respect to the calendar year preceding the Effective Termination Date (such Performance Bonus, if any, to be determined in the manner it would have been determined and payable at the time it would have been payable under Section III C had there been no termination of the Employment Period); and (c) a Pro Rata Share of any Performance Bonus for the calendar year in which the Effective Termination Date occurs that would have been payable under Section III.C. had there been no termination of the Employment Period (such Performance Bonus, if any, to be determined in the manner it would have been determined and payable at the time it would have been payable under Section III.C. had there been no termination of the Employment Period). "Pro Rata Share" means a fraction the numerator of which is the number of days prior to the Effective Termination Date in the calendar year in which the Effective Termination Date occurs and the denominator of which is 365.



         Table Setting Out Consequences of a Termination of Employment
         -------------------------------------------------------------
                   Period on the Effective Termination Date
                   ----------------------------------------

                 Paragraph       Salary             Severance        Cobra
                 Reference      Ceases?   Bonus?      Paid ?     Continuances?
                 ---------      -------   ------    ---------    -------------
          (A)    Death or         Yes     Prorated      No        No on death
                 Disability               Bonus                Yes on disability

          (B)    Company          Yes     No            No            Yes
                 terminates for           Bonus
                 cause

          (C)    Company          Yes     Full         Yes            Yes
                 terminates no            Bonus
                 cause

          (D)    Executive        Yes     Full         Yes            Yes
                 terminates for           Bonus
                 good reason

          (E)    Executive        Yes     No            No            Yes
                 terminates               Bonus
                 without good
                 reason

V.   Noncompetition and Confidentiality

     1. For purposes of this Agreement, the term "Direct Competitor" shall mean any person or entity engaged in the business of marketing or providing within the continental United States prescription products or services or pharmacy benefit management products or services, including, without limitation, prepackaged prescription products or services, point of care pharmacy dispensing systems, mail service pharmacy products or services, or pharmaceuticals or pharmaceutical delivery systems.

     2. During the Employment Period and for a period of one year after the termination, for any reason, of the Employment Period, Executive shall not, (i) directly or indirectly act in concert or conspire with any person employed by the Company in order to engage in or prepare to engage in or to have a financial or other interest in any business which is a Direct Competitor; or (ii) serve as an employee, agent, partner, shareholder, director or consultant for, or in any other capacity participate, engage or have a financial or other interest in any business which is a Direct Competitor (provided, however that notwithstanding anything to the contrary contained in this Agreement, Executive may own up to 2% of the outstanding shares of the capital stock of a company whose securities are registered under Section 12 of the Securities Exchange Act of 1934).

     3. The Company has advised Executive and Executive acknowledges that it is the policy of the Company to maintain as secret and confidential all Protected Information (as defined below), and that Protected Information has been and will be developed at substantial cost and effort to the Company. Executive shall not at any time, directly or indirectly, divulge, furnish or make accessible to any person, firm, corporation, association or other entity (otherwise than as may be required in the regular course of Executive's employment), nor use in any manner, either during the Employment Period or after the termination, for any reason, of the Employment Period, any Protected Information, or cause any such information of the Company to enter the public domain. "Protected Information" means trade secrets, confidential and proprietary business information of the Company, and any other information of the Company, including but not limited to, customer lists (including potential customers), sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its agents or employees, including Executive; provided, however, that information that is in the public domain (other than as a result of a breach of this Agreement), approved for release by the Company or lawfully obtained from third parties who are not bound by a confidentiality agreement with the Company, is not Protected Information.

     4. Executive acknowledges and agrees that the restrictions imposed upon him by this Section V and the purpose for such restrictions are reasonable and are designed to protect the trade secrets, confidential and proprietary business information and the continued success of the Company without unduly restricting Executive's future employment by others. Furthermore, Executive acknowledges that in view of the confidential information of the Company which he has or will acquire or has or will have access to and the necessity of the restrictions contained in this Section V, any violation of the provisions of this Section V would cause irreparable injury to the Company and its successors in interest with respect to the resulting disruption in their operations. By reason of the foregoing, Executive consents and agrees that if he violates any of the provisions of this Section V, the Company and its successors in interest as the case may be, shall be entitled, in addition to any other remedies that they may have, including monetary damages, to an injunction to be issued by a court of competent jurisdiction, restraining Executive from committing or continuing any violation of this Section V.

V1   Miscellaneous

     A.   Valid Obligation

          This Agreement has been duly authorized, executed and delivered by the Company and has been duly executed and delivered by Executive and is a legal, valid and binding obligation of the Company and of Executive, enforceable in accordance with its terms.

     B.   No Conflicts

          Executive represents and warrants that the performance by him of his duties hereunder will not violate, conflict with or result in a breach of any provision of, any agreement to which he is a party.

     C.   Applicable Law

          This Agreement shall be construed in accordance with the laws of the State of Illinois, without reference to Illinois' choice of law statutes or decisions.

     D.   Severability

          The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity or enforceability of any other provision. In the event any clause of this Agreement is deemed to be invalid, the parties shall endeavor to modify that clause in a manner which carries out the intent of the parties in executing this Agreement.

     E.   No Waiver

          The waiver of a breach of any provision of this Agreement by any party shall not be deemed or held to be a continuing waiver of such breach or a waiver of any subsequent breach of any provision of this Agreement or as nullifying the effectiveness of such provision, unless agreed to in writing by the parties.

     F.   Notices

          All notices hereunder shall be in writing and shall be sent by hand delivery, overnight courier, or by certified mail, return receipt requested, to the parties at the addresses set forth below:

                    To the Company:    Allscrips Pharmaceuticals, Inc.
                                       2401 Commerce Drive
                                       Libertyville, Illinois 60048
                                       Attention: Chairman of the Board

                    with a copy to:    Gardner, Carton & Douglas
                                       321 North Clark Street
                                       Chicago, Illinois 60610
                                       Attention: Joseph H. Greenberg

                    to Executive:      David B. Mullen
                                       470 Buena Road
                                       Lake Forest, IL 60045

                    with a copy to:    Chadbourne & Parke
                                       30 Rockefeller Plaza
                                       New York, NY 10112
                                       Attention: Donald Schapiro

     F.   Assignment of Agreement

          This Agreement shall inure to the benefit of Executive and Company, their respective successors and assignees and Executive's heirs and personal representatives. Neither party may assign any rights or obligations hereunder to any person or entity without the prior written consent of the other party. This Agreement shall be personal to Executive for all purposes.

     G.   Entire Agreement

          Except as otherwise provided herein, this Agreement contains the entire understanding between the parties, and there are no other agreements or understandings between the parties with respect to Executive's employment by the Company and his obligations. Executive acknowledges that he is not relying upon any representations or warranties concerning his employment by the Company except as expressly set forth herein. No alteration or modification hereof shall be valid except by a subsequent written instrument executed by the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                       ALLSCRIPS PHARMACEUTICALS, INC.




                                       By: /s/ Michael E. Cahr
                                          ---------------------------------
                                       Name:   Michael E. Cahr
                                       Title:  President



                                           /s/ David B. Mullen
                                           --------------------------------
                                               David B. Mullen